Exhibit 23.1

The Board of Directors
The Kushner-Locke Company:

We consent to incorporation by reference in the registration statements (Nos. 333-40391, 333-10239 and 33-82942) on Form S-3 and (Nos. 333-63297, 33-45248 and
33-86768) on Form S-8 of our report dated December 24, 1998, on our audits of the consolidated financial statements of The Kushner-Locke Company as of and for the year ended September 30, 1998, which report is included in the Annual
Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
December 29, 1998